EXHIBIT 6.1



                            DISTRIBUTION AGREEMENT
                            ----------------------


          AGREEMENT made this 21st day of August, 1995 between RODMAN & RENSHAW, INC., (hereinafter called the "Distributor") and THE JEFFERSON FUND GROUP TRUST, a Delaware business trust ("Trust").

                            W I T N E S S E T H :
                            -------------------

          WHEREAS, the Trust is in the process of registering as an open-end management investment company under the Investment Company Act of 1940 and the rules and regulations thereunder (the "Act");

          WHEREAS, Jefferson Growth and Income Fund is a "series" of the Trust as that term is contemplated under the Act;

          WHEREAS, the Distributor is a registered broker-dealer under state and federal laws and regulations and is a member of the National Association of Securities Dealers, Inc.; and

          WHEREAS, the Trust desires to retain the Distributor as the distributor of shares of its Class A and Class B Common Stock (the "Shares").

          NOW, THEREFORE, the Trust and Distributor mutually agree and promise as follows:

          1.   APPOINTMENT OF DISTRIBUTOR.
               --------------------------

               The Trust hereby appoints the Distributor its exclusive agent for the distribution of the Shares in jurisdictions wherein the Shares may legally be offered for sale; provided, however, that the Trust in its absolute discretion may (a) issue or sell Shares directly to holders of Shares of the Fund upon such terms and conditions and for such consideration, if any, as it may determine, whether in connection with the distribution of subscription or purchase rights, the payment or reinvestment of dividends or distributions, or otherwise; (b) issue or sell Shares at net asset value to the shareholders of any other investment company, as defined in the Act, for which the Distributor shall act as exclusive distributor, who wish to exchange all or a portion of their investment in shares of such other investment company for Shares of the Fund, without a sales charge being imposed; (c) issue shares in connection with a merger, consolidation or acquisition of assets on such terms and conditions and for such consideration, if any, as may be authorized or permitted under the Act; and (d) issue or sell shares at net asset value to directors and employees of the Trust and the Distributor and to licensed securities representatives of the Distributor, without a sales charge being imposed.

          2.   ACCEPTANCE: SERVICES OF DISTRIBUTOR.
               ------------------------------------

          The Distributor hereby accepts appointment as agent for the distribution of the Shares and agrees that it will use its best efforts with reasonable promptness to sell such part of the authorized Shares remaining unissued as from time to time shall be effectively registered under the Securities Act of 1933 ("Securities Act"), at prices determined as hereinafter provided and on terms hereinafter set forth, all subject to applicable federal and state laws and regulations and to the Certificate of Trust and Bylaws of the Trust.

          3.   MANNER OF SALE: COMPLIANCE WITH SECURITIES LAWS
               -----------------------------------------------
               AND REGULATIONS.
               ---------------

               (A) The Distributor may sell Shares to or through qualified dealers with whom the Distributor has selling agreements or directly to prospective purchasers in such manner, not inconsistent with the provisions hereof and the then effective Registration Statement of the Trust under the Securities Act (and related Prospectus and Statement of Additional Information), as the Distributor may determine from time to time, provided that no dealer or other person shall be appointed or authorized to act as agent of the Trust without the prior consent of the Trust. The Distributor shall cause subscriptions for Shares to be transmitted to the Trust's custodian in accordance with the Share Purchase Application then in force for the purchase of Shares. All such Share Purchase Applications are subject to acceptance or rejection by the Trust. Shares are to be sold for cash, payable at the time the Share Purchase Application and payment for such Shares are received by the Trust's custodian. The Distributor and the Trust shall cooperate in implementing procedures to insure that the sales charges payable on the purchase of Shares is paid to the Distributor in a timely manner.

               (B) The Distributor, as agent of and for the account of the Trust, may repurchase Shares at such prices and upon such terms and conditions as shall be specified in the current Prospectus or Statement of Additional Information of the Trust but not at a price lower than the redemption or repurchase price quoted by the Trust.

               (C) The Trust will furnish to the Distributor from time to time such information with respect to the Fund and its Shares as the Distributor may reasonably request for use in connection with the sale of the Shares. The Distributor agrees that it will not use or distribute or authorize the use, distribution or dissemination by its dealers or others, in connection with the sale of such Shares, any statements, other than those contained in the Trust's current Prospectus and Statement of Additional Information, except such supplemental literature or advertising as shall be lawful under federal and state securities laws and regulations, and that it will furnish the Trust with copies of all such material.

               (D) In selling or reacquiring Shares for the account of the Fund, the Distributor will in all respects conform to the requirements of all state and federal laws and the Rules of Fair Practice of the National Association of Securities Dealers, Inc. relating to such sale or reacquisition, as the case may be, and will indemnify and hold harmless the Trust and each person who has been, is or may hereafter be a director or officer of the Trust from any damage or expense on account of any wrongful act by the Distributor or any employee, representative or agent of the Distributor. The term "expense" includes amounts paid in satisfaction of judgments or in settlement. The Distributor will observe and be bound by all the provisions of the Certificate of Trust and Bylaws of the Trust (and of any fundamental policies adopted by the Fund pursuant to the Act, notice of which shall have been given to the Distributor) which at the time in any way require, limit, restrict or prohibit or otherwise regulate any action on the part of the Distributor.

               (E) The Distributor will require each dealer to conform to the provisions hereof and the Registration Statement (and related Prospectus and Statement of Additional Information) at the time in effect under the Securities Act with respect to the public offering price of the Shares.

               (F) The Distributor shall not take, nor shall it permit any of its shareholders, officers, directors or employees to take, a long or short position in the Shares, except for the purchase of Shares for investment purposes at the same price as that available to the public at the time of purchase except that the Trust may sell Shares without a sales charge being imposed in accordance with Section 1 hereof.

          4.   PRICE OF SHARES
               ---------------

               (A) All Shares offered for sale or sold by the Distributor for the account of the Fund shall be sold at the public offering price, which will be the net asset value per share as determined in the manner provided in the Certificate of Trust or Bylaws of the Trust, as now in effect or as they may be amended, next after application and payment are received in the manner provided in the Trust's then current Prospectus and Statement of Additional Information, plus a sales charge, adjusted to the nearest full cent, equal to the percentages of the public offering price indicated in such Prospectus or Statement of Additional Information, giving effect to the quantity discounts, combined purchase privilege, accumulation privilege, reinvestment privilege, letter of intent procedures, the right of the Trust to sell Shares without a sales charge being imposed pursuant to Section 1 hereof, and any other modifications of such sales charges from time to time described in the Trust's current Prospectus and Statement of Additional Information. The Distributor may retain such sales charge or may reallow up to all of such sale commissions to its sales representative and to brokers and dealers with whom it may enter into selling agreements with respect to Shares from time to time.

               (B) The Fund shall receive the application net asset value on all sales of Shares by the Distributor as agent of the Fund.

          5.   REGISTRATION OF SHARES AND DISTRIBUTOR.
               --------------------------------------

               (A) The Trust agrees that it will use its best effort to keep effectively registered under the Securities Act for sale as herein contemplated such Shares as the Distributor shall reasonably request and as the Securities and Exchange Commission shall permit to be so registered.

               (B) The Trust will execute any and all documents and furnish any and all information which may be reasonably necessary in connection with the qualification of its Shares for sale (including the qualification of the Fund or the Trust as a dealer where necessary or advisable) in such states as the Distributor may reasonably request (it being understood that the Fund or the Trust shall not be required without its consent to comply with any requirement which in its opinion is unduly burdensome). The Trust shall not be obligated to register or qualify the Shares for sale in any state where the applicable "blue sky" or securities laws require the fees paid by the Fund pursuant to its Distribution and Servicing Plans adopted pursuant to Rule 12b-1 under the Act be included in the calculation of the expense limitation provided for in the Trust's Investment Advisory Agreement with respect to the Fund. The Distributor, at its own expense, will effect all required qualifications of the Distributor as dealer or broker under all applicable state or federal laws.

               (C) Notwithstanding any other provision hereof, the Fund may terminate, suspend or withdraw the offering of Shares whenever, in its sole discretion, it deems such action to be desirable.

          6.   EXPENSES
               --------

          The Trust will pay or cause to be paid expenses (including the fees and disbursements of its own counsel) of any registration of the Shares under the Securities Act of 1933, expenses of qualifying or continuing the qualification of the Shares for sale, and in connection therewith, of qualifying or continuing the qualification of the Trust as a dealer or broker, under the laws of such states as may be designated by the Distributor under the conditions herein specified, and expenses incident to the issuance of Shares, such as the cost of share certificates, issue taxes, and fees of the transfer agent, out of assets belonging to the Fund. The Distributor will pay all other expenses (other than expenses which one or more dealers may bear pursuant to any selling agreement with the Distributor) incident to the sale and distribution of the Shares issued or sold hereunder, including, without limiting the generality of the foregoing, all (a) expenses of printing and distributing or disseminating any other literature, advertising and selling aids in connection with such offering of the Shares for sale (except that such expenses shall not include expenses incurred by the Trust in connection with the preparation, printing and distribution of any report or other communication to holders of Shares in their capacity as such) and (b) expenses of advertising in connection with such offering. No transfer taxes, if any, which may be payable in connection with the issue or delivery of Shares sold as herein contemplated or of the certificates for such Shares shall be borne by the Trust, and the Distributor will indemnify and hold harmless the Trust against liability for all such transfer taxes. Notwithstanding anything in this paragraph to the contrary, the Trust shall monitor its expense ratio on a monthly basis whereby if the accrued amount of the expense of the Trust exceeds the expense limitation set forth therein, the Trust shall create an account receivable from the Distributor for the amount of such excess.

          7.   DURATION AND TERMINATION.
               ------------------------

          (A) The Agreement shall become effective on August 21, 1995 and shall continue in effect until August 21, 1997 and from year to year thereafter, but only so long as such continuance is specifically approved each year by the Trustees of the Trust or by the affirmative vote of a majority of the Fund's outstanding voting securities (as defined in the Act). In addition to the foregoing, each renewal of this Agreement must be approved by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. Prior to voting on the renewal of this Agreement, the Trustees of the Trust shall request and evaluate, and Distributor shall furnish, such information as may reasonably be necessary to enable the Trustees to evaluate the terms of this Agreement.

          (B) Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Trustees of the Trust (as defined in the Act), or by vote of a majority of the outstanding voting securities of the Fund, or by the Distributor, in each case, upon sixty (60) days' written notice to the other party and shall terminate automatically in the event of its assignment.

          8.   NOTICE.
               -------

          Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage postpaid, to the other party at such address as such other party may designate for the receipt of such notice.

          9.   ASSIGNMENT.
               -----------

          This Agreement shall neither be assignable nor subject to pledge or hypothecation and in the event of assignment, pledge or hypothecation shall automatically terminate. For purposes of determining whether an "assignment" has occurred, the definition of "assignment" in Section 2(a)(4) of the Act shall control.

          10.  MISCELLANEOUS.
               -------------

               (A) This Agreement shall be construed in accordance with the laws of the State of Illinois, provided that nothing herein shall be construed in a manner inconsistent with the Act, the Securities Act of 1933, the Securities Exchange Act of 1934 or any rule or order of the Securities and Exchange Commission thereunder.

               (B) The captions of this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

               (C) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

          IN WITNESS WHEREOF, the parties have each caused this Agreement to be executed on its behalf by an officer thereunto duly authorized and its corporate seal to be affixed on the day and year first above written.


                                   THE JEFFERSON FUND GROUP TRUST


                                   BY:/s/Keith Pinsoneault
                                   --------------------------------
                                   ITS:  President



                                   RODMAN & RENSHAW, INC.
                                   (THE "DISTRIBUTOR")

                                   BY:/s/Keith Pinsoneault
                                   ---------------------------------
                                   ITS: Chief Operating Officer